Exhibit 99.2

ADC and Andrew Agree to Merge

Q&A for ADC Employees

Overview

Today ADC announced an agreement to merge with Andrew, a global leader in Wireless Solutions. This strategic combination is a transformational event for ADC as it radically accelerates our Vision to become the global network infrastructure leader. ADC and Andrew are very well matched in terms of customers, employees, revenues, cultures and values. Once the merger closes the combined company will have revenues in excess of $3 billion dollars and an equity market capitalization in excess of $4 billion.

Andrew Key Facts

•	Andrew Website (www.andrew.com)

•	Headquarters: Westchester, Illinois

•	Employees: 11,318 (as of 9/30/2005)

•	Year Founded 1937 o 2005 Revenues: $1.9 billion o 2005 Operating Income: $77.5 million

•	Primary Locations:

•	Manufacturing: Illinois, Virginia, Massachusetts, North Carolina, Texas, Canada, Mexico, Brazil, China, India, Scotland, Czech Republic, Italy, and Germany

•	Non-Manufacturing: Illinois, Georgia, Texas, New Jersey, Texas, Connecticut, Virginia, Australia

The Deal: Financial Impact and Benefits
1. Why are ADC and Andrew merging?
This proposed transaction provides us an unprecedented opportunity to grow our company in a truly transformational way. By combining with Andrew, we are forming a world leader in communications network infrastructure products and services. Together, we believe our two companies will be able to drive significantly more value for our customers, shareowners and employees than we could do on our own.

2. Do the two companies match up well with their core values?
We believe ADC and Andrew are extremely well matched. For example, The ADC Way, ADC’s fundamental values statement, includes key words like customer, quality, innovation, teamwork, and integrity. These values are viewed as critical success factors throughout Andrew’s management team as well, making the combination a good cultural match for both companies.

Like ADC, Andrew’s reputation for ethical, moral and legal business conduct is one of its most valuable assets. They built their reputation similar to ADC’s – by conducting business with honesty and integrity.

Both companies have been in business for over 70 years. Over that time the companies have grown to become world leaders in their respective market segments: ADC in wireline connectivity and Andrew in wireless solutions. Combining the two companies creates a portfolio of products, systems and services unmatched by any other company in the world.

Over these 70 years the cultures at Andrew and ADC developed in a similar fashion. Employees at both companies take great pride in their work, their company, and themselves. Both companies have a foundation of open communications and high ethical standards.

3. How is the deal structured? What will be the impact on ADC’s FY2006 results?
The strategic business combination is structured as a stock-for-stock merger with Andrew becoming a wholly owned subsidiary of ADC. The transaction is expected to qualify as a tax-free reorganization. Under the terms of the agreement, Andrew shareowners will receive 0.57 of an ADC common share for each common share of Andrew they hold. ADC will assume all debt of Andrew and Andrew’s convertible notes will become convertible into ADC shares.

Post-closing, the transaction is expected to be non-dilutive to earnings per share in the first year of the combined company and accretive thereafter, excluding purchase accounting adjustments and other acquisition-related expenses. Post closing, the faster the combined company is able to execute our integration plans the faster our financial results will be favorable.

In terms of impact on FY2006 financial results, the merger is scheduled to close near the end of the ADC fiscal year. The finances of the two companies are combined only after closing. Even if the merger closes prior to October 31, 2006, there will not be a significant impact on our financial results. The only FY2006 impact will be from additional expenses incurred from the costs of completing the merger and then commencing the integration.

4. When do you expect the deal to close?
The transaction is expected to close in approximately four to six months, subject to the customary regulatory and governmental reviews. Also, shareholder approval from both companies will need to occur.

5. Were there competing bidders for Andrew?
No. For quite some time both ADC and Andrew had considered each other to be an ideal potential strategic combination partner. Discussions concerning how this might best be accomplished had occurred for many months. Recently, the Management and Board of Directors of both companies believed that the strategic combination of merging ADC and Andrew was the correct way for both companies to move forward at this time.

Andrew Products, Locations & Employees

6. What products does Andrew offer its customers? Is there overlap with ADC products?
Andrew is a global designer, manufacturer, and supplier of primarily wireless communications equipment, services, and systems. Andrew products and expertise are found in communications systems throughout the world, including wireless and distributed communications, land mobile radio, cellular and personal communications, broadcast, radar, and navigation.

The antenna and Cable market represents 56% of Andrew’s revenue. Base stations represents 24% with wireless innovations, network solutions and satellite communications making up the remainder of their revenue.

The overlap with ADC products is very small. Both our companies have products for the Wireless Coverage and Capacity market. It is envisioned that an Integration Team staffed from both companies will look at the best way to merge and rationalize our product offerings to bring the best solutions to market.

7. How many employees does Andrew have in the U.S.? Internationally?
Andrew employs approximately 3,000 people in 12 U.S. facilities and the balance of employees, approximately 8,000 people, work at locations around the world including Brazil, China, India, Scotland, Czech Republic, Italy, Australia and Germany.

8. When was Andrew founded?
Andrew was founded by Dr. Victor J. “Doc” Andrew. In 1937, Dr. Andrew established the Victor J. Andrew, Manufacturing and Consulting Engineer sole-proprietorship, a communications equipment manufacturer and service provider, on Chicago’s South Side.

9. What is Andrew’s international footprint?
Approximately 45% of Andrew’s sales are from outside of North America. Andrew has sales in more than 140 countries.

10. Is there much overlap in the two companies’ lists of customers?
The overlap is surprisingly small. Andrew and ADC do have several mutual customers; however we typically sell our products to different parts of the same organization. The most notable overlap is with Wireless service providers such as Cingular, Sprint/Nextel, Verizon Wireless, Orange, O2, etc. But given our portfolios are different we seldom compete head to head. We believe the fact that we have differing customer lists presents a tremendous opportunity to cross-sell our products and solutions into each other’s customer base.

11. How does Andrew sell its products now?
Andrew sells most of its products through a direct sales force. Andrew sells about 40% of its products to Original Equipment Manufacturers (OEMs) that integrate the Andrew products into their own products for sale to the end customer. Andrew does utilize some Rep firms and Distributors depending on the product line.

12. How are customers being notified of the change in ownership?
The ADC and Andrew sales teams are calling and emailing their respective customers to inform them of the agreement to merge. We will work together to create detailed communications explaining our plans to customers, partners and vendors that will be presented once the merger is closed. When you are executing a merger, there are very specific laws concerning the types of information the two merging companies can share with each other. The law demands that we continue to operate as separate companies in the ordinary course of our respective businesses until we close. As such, you should not have contact with your counterparts at Andrew or discuss anything concerning customers with anyone from Andrew. Should you have any questions concerning customer discussions, please refer them to a sales VP who is in contact with our legal department regarding “do’s and don’ts” of pre-merger competitive conduct.

Organizations and Locations

13. What will the combined company be named? Will ADC’s and Andrew’s major products retain their names?
The name of the combined company will be ADC Andrew. ADC and Andrew’s major products will retain their respective names.

14. Who will lead the combined company?
Bob Switz will lead the new company as President and CEO. The new Board of Directors will consist of 12 members – eight current ADC directors and four current Andrew directors.

Key management teams from both companies will comprise the management team of the new company.

Ralph Faison, Andrew’s CEO, will serve as consultant to ADC during the six month period following close.

15. Will the organizational structure and executive management of the new company change from ADC and Andrew? How will the Business Units, Regional Staffs and Headquarter staff be integrated in the new company? What is the plan for ADC Regions?
Yes, ADC’s structure and management team will change. The proposed merger of ADC and Andrew will create a corporation of significant scale that will focus on meeting the needs of our customers around the world. The new ADC structure will be set to optimize our ability to serve our global customers. For an explanation of the major organizational segments, as currently planned upon close of the proposed merger, please click HERE (link to org memo).

With regard to ADC’s Regional structure – ADC’s current structure of Regions will change. Part of our regional organization will become part of the Go-to-Market organization and part of our regional organization will become part of the Global Business Groups.

For a high level organizational structure currently planned upon close, click HERE.

16. Where will the headquarters be located for the combined company? Will we have headquartered employees located at a satellite facility in Illinois?
The global corporate headquarters’ will be located in Eden Prairie, Minnesota. Long-term, we have clear intentions to have one global corporate headquarters that will be in ADC’s current facility. While the time period for consolidating headquarters has not been determined, we do hope to retain and leverage talented resources from both ADC and Andrew to work in Eden Prairie, Minnesota.

The Global Business Groups will have headquarters in the following locations:

Network Connectivity Solutions: Shakopee, Minnesota
Global Services & Solutions: Eden Prairie, Minnesota
Wireless Technology and Systems: Richardson, Texas
Antenna, Cable & Satellite: Orland Park, Illinois

17. Will there be facility, functional and employee consolidations?
ADC and Andrew plan to assess how we might bring significant synergies and create financial scale for our customers and shareholders. In order to improve efficiencies, consolidation of redundant functions, activities and facilities will occur. We also intend to leverage research and development across a broader platform. In addition, it’s anticipated that we will realize reduced administrative expenses through the integration process of the merger. Optimizing supply chain, sourcing and procurement opportunities for combined purchasing volumes also presents an opportunity for increased synergies.

That being said, there are significant opportunities for growth due to the proposed merger. There is huge potential to create a truly global footprint with a world-class customer base and we plan on leveraging our combined strength to become the leading global network infrastructure supplier. With an increase in global presence, product breadth and innovation, opportunities increase for employees because employees hold critical product/solution and customer knowledge.

18. Will employees be provided severance in the event of job reductions?
ADC intends to provide severance in the event of job loss. ADC employees will be offered the ADC severance package. Andrew employees will be offered either the ADC or the Andrew severance package, based on which package provides the employees the greater cash severance

What happens next?

19. ADC acquired KRONE in May 2004. What lessons have we learned that will make the merger with Andrew a success?
By all accounts the acquisition of KRONE was a success, and it was one of the key business catalysts that placed ADC in a position to pursue this merger with Andrew. In many respects, given the geographic, customer, systems and product diversity of ADC and KRONE, the integration of the two companies resembled a merger. The lessons learned from our experiences include:

•	The criticality of staying focused on running the business is paramount to our success. Every ADC employee can impact our success by keeping the business running successfully up until the close of the proposed merger and into the integration phase.

•	The Integration Management Team will need to set deliberate, aggressive, yet reasonable milestones.

•	We must bring issues to the table when they surface, we must be thoughtful enough to ensure we understand them, and we must be courageous enough to address them decisively and efficiently.

•	We need to be very deliberate and focused in managing and executing on our integration plan.

•	We need to involve the right stakeholders, gather the relevant information and perspectives, be open to others solutions based on what is in ADC’s best interest, and take the time to convey decisions and their rationale in a manner everyone can understand.

20. What can employees do between today and the day of close of the proposed merger?
During this time, it’s important that we all remain vigilant in our support of our customers and meet our customer demands. We still have a business to run and it’s extremely important that we maintain focus on the business during the next few months. Don’t allow yourself to get distracted.

Some employees will be assigned integration activities and we need you to support their movement to these activities and provide additional back up assistance on their previous assignments.

Teamwork will be essential. Stay focused on the business so we can successfully execute on our third and fourth quarter goals.

21. What can’t employees do between today and the day of close of the proposed merger? Can ADC employees contact Andrew employees and/or customers for information between today and day of close? Can we share information between today and close of the proposed merger?
The law requires that we continue to operate our business in the ordinary course. This means we must operate separate of Andrew and remain a competitor of Andrew until the transaction closes. Under NO circumstances should you contact Andrew employees unless you are requested to engage in integration planning. If you are asked to engage in integration planning you should not have any contact with Andrew employees until clarification on appropriate activities is provided by ADC’s legal department to you. In the case of mutual customers, you should continue to pursue your normal routine and course of discussions. Should the topic of the merger arise, you should only discuss information that is in the Merger Press Release or Merger Overview Presentation. You should not discuss any business dealings that this customer has with Andrew.

22. What happens at closure and how will the two companies transition to a merged entity?
At this early stage we are still working through many of these transition details. Between the merger agreement signing and closure, management of both companies will be working to plan how they will work together after closure. Integration teams, with representatives from both companies, will be appointed to ensure the integration is managed as smoothly as possible and that issues and concerns are resolved promptly.

23. What happens if this merger fails to proceed to closure for legal, regulatory or other reasons?
Both ADC’s and Andrew’s Board of Directors and its executive teams strongly believe that this transaction will strategically position both companies for increased success in the future. We also do not expect that there will be any barriers to closure that cannot be overcome. Having said that, in the event that this proposed transaction does not proceed to closure, ADC remains a strong company with a growth and product strategy that will ensure our continued success. In either case, we all need to stay focused and vigilant in our support of our customers and we need to meet our commitments to our business.

Where Can I Find Out More?
24. How can I find out more?
We will build a site on Broadway containing announcements, presentations, updates, etc. We will send out updates as we make progress on the proposed merger.

You will also receive emails updating you on the progress of the merger and the Integration teams. These will come to you sent from:

A2connected

Please watch Broadway and your emails for more information.

Safe Harbor For Forward Looking Statements

This document contains statements regarding the proposed transaction between ADC and Andrew, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of ADC and Andrew. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of ADC and Andrew and the combined company, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements, include, among other things: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on contract manufacturers and other vendors to provide goods and services needed to operate the businesses of ADC and Andrew; fluctuations in commodity prices; the social, political and economic risks of the respective global operations of ADC and Andrew; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to ADC’s Form 10-K for the year ended October 31, 2005 and Andrew’s Form 10-K for the year ended September 30, 2005 as well as other filings made by ADC and Andrew with the United States Securities and Exchange Commission (the SEC). Except as required under the US federal securities laws and the rules and regulations of the SEC, ADC and Andrew disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. SHAREHOLDERS OF ADC AND STOCKHOLDERS OF ANDREW ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/ PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The final joint proxy statement/prospectus will be mailed to shareholders of ADC and stockholders of Andrew. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov. Investors and security holders may also obtain the documents free of charge from Investor Relations at ADC by writing Investor Relations, ADC Telecommunications, Inc., P.O. Box 1101, Minneapolis, Minnesota 55440-1101; or calling 952-917-0991; or at www.adc.com/investorrelations/financialinformation/secfilings/. Investors and security holders may also obtain the documents free of charge from Investor Relations of Andrew by writing Investor Relations, Andrew Corporation, Westchester, Illinois 60154; or calling 800-232-6767; or at www.andrew.com/investors/sec.

Participants In Solicitation

ADC, Andrew and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning ADC’s participants is set forth in the proxy statement dated, January 24, 2006, for ADC’s 2006 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning Andrew’s participants is set forth in the proxy statement, dated December 30, 2005, for Andrew’s 2006 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of ADC and Andrew in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.